Exhibit 4.6

         FIRSTPLUS FINANCIAL GROUP. INC GRANTOR RESIDUAL TRUST AGREEMENT

         The undersigned, FIRSTPLUS Financial Group, Inc., a Nevada corporation, as Settlor (hereinafter referred to as the "Settlor"), has on this 7 day of 15, 2002, entered into this FIRSTPLUS Financial Group, Inc. Grantor Residual Trust Agreement (this "Agreement") with George T. Davis, as Trustee (hereinafter referred to as the "Trustee"). To create a trust estate for the benefit of itself, the Settlor hereby transfers to the Trustee the cash flow instrument representing its rights as a creditor of FirstPlus Financial, Inc. (the "Debtor") (pursuant to the Third Amended Plan of Reorganization of the Debtor) to cash flow from the Residuals (as defined in Section IV(d)) (the "Trust Estate"). The Trustee acknowledges receipt of said property and agrees to hold it as a Trust Estate, upon the following terms:

                                       I.
                                   TRUST NAME

         This Agreement, and the trust hereby created, shall be known and designated as the "FIRSTPLUS Financial Group, Inc. Grantor Residual Trust," dated as of the date set forth above (the "Trust"). The Settlor shall he the sole beneficiary thereof (the "Beneficiary"); provided, however, that the Beneficiary hereby directs the Trustee to distribute the Trust Estate to the Creditors (as hereinafter defined) and the Shareholders (as hereinafter defined, and together with the Creditors, the "Designated Recipients"), as provided herein.

                                       II.
                                TRUST IRREVOCABLE

         This Trust is hereby declared by the Settlor to be irrevocable. The Senior hereby relinquishes all power to alter, amend, or revoke this Agreement in whole or in part. The significance of the irrevocability of this Agreement has been fully explained to the Settlor by its legal counsel. The Settlor intends to sever permanently any control over the assets listed in the Trust Estate and understands that from and after the creation of the Trust it will have no control whatsoever over the administration or disposition of the assets contained in the Trust.

                                      III.
                          DISTRIBUTION OF TRUST ESTATE

                  (a) Income and Principal. Commencing upon the date hereof and until the Termination Date, as hereinafter defined, the Trustee shall hold all of the net income from the Trust for the benefit of the beneficiary; provided, however, that the beneficiary hereby directs the Trustee to distribute from time to time, to the Designated Recipients, each Designated Recipient's pro rata shave of the income and principal then on hand in the discretion of the Trustee, all in accordance with corporate law; provided, further, that the Trustee shall make no distributions from the Trust Estate to Shareholders if such distributions would render the Settlor insolvent.

                  (b) Distribution Upon Termination. The Trust shall terminate upon complete distribution of the Trust Estate to the Designated Recipients (the "Termination Date"). On the

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Termination Date, the Trustee shall execute and deliver any arid all documents and instruments reasonably requested to evidence such transfer. Upon termination and complete satisfaction of his duties under this Agreement, the Trustee shall thereupon be forever discharged and released from all powers, duties, responsibilities and liabilities under the Trust.

                  (c) Excluded Beneficiaries. In no event shall Jack Roubinek, CL Capital Lending, LLC, a Texas limited liability company. or any of his, its or their successors, assigns, transferees or affiliates, or any holder of any shares of common stock that were or are issued upon the conversion of the Series C Preferred Stock of the Senior, be entitled to any principal or income of the Trust, whether as a shareholder or otherwise, as a result of their ownership of the common stock of the Settlor.

                                       IV.
                                   DEFINITIONS

                  (a) Grammatical Usage. The singular shall include the plural. and the plural the singular. wherever the context so requires, and the masculine, the feminine, and the neuter shall be mutually inclusive

                  (b) "Creditors" shall mean the creditors of the Settlor.

                  (c) "Shareholders" shall mean the holders of the common stock of the Settlor.

                  (d) "Residuals" shall mean any derivative interests in mortgage-backed or asset-backed securitization transactions which are assets of, or the rights (including cash flow rights) owned by the Senior, as a creditor of the Debtor, pursuant to the Third Amended Plan of Reorganization of the Debtor.

                  (e) "Trustee" shall be deemed to refer to more than one Trustee in the event that more than one Trustee is acting at such time hereunder.

                  (f) "Internal Revenue Code" shall mean the Internal Revenue Code of the United States of America in force and effect at the time of reference, and wherever a section of the Internal Revenue Code is referred to herein, it shall be deemed to refer to that section as amended, or any replacement section enacted by future legislation, as it may be in effect at the time of reference.

                                       V.
                                TRUSTEE'S POWERS

         The Trustee shall have the following rights, powers, authorities and discretions, and any others that may be granted by law to the extent consistent with this Agreement:

                  (a) Invest in Property. To retain and invest and reinvest the Trust Estate in any property and undivided interests in property, real or personal, including, but not in limitation, stocks, bonds. partnerships. common trust funds and investment trusts, without being limited by any statute or rule of law Concerning investments by trustees.

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                  (b) Retain Property. To retain as a part of the Trust Estate any property, real and personal, which may be delivered to and received by it as such Trustee. The Trustee shall not be required to sell any such property, or to convert it into cash or any other property, nor shall it be liable to the Beneficiary hereunder for the retention thereof in the form in which such property was delivered to it, notwithstanding that such property may be speculative in character or that such retention may result in a lack of the diversification customarily considered proper for trust investments. The Trustee shall not be charged with, nor be held liable for any loss or depreciation of principal or income which may occur by reason of the retention by the Trustee of any property received and held by it.

                  (c) Sell Trust Property. To sell any Trust property for cash or on credit, to exchange any Trust property for other property, and to lease any Trust property.

                  (d) Borrow Money and Pledge Trust Property. To borrow money and to mortgage or pledge any Trust property.

                  (e) Lend Money. To make loans to any person or persons, including any beneficiary, and to take ample security therefor.

                  (f) Compensate Trustee. To receive fair and just compensation out of the Trust Estate for its services hereunder.

                  (g) Employ Agents. To employ and compensate attorneys, auditors. depositaries. proxies. and agents, with or without discretionary powers, and to keep any property in the name of a nominee, with or without disclosure of any fiduciary relationship.

                  (h) Protect Trust Property. To take any action with respect to conserving or realizing upon the value of any Trust property and with respect to foreclosures, reorganizations or other Changes affecting the Trust property, and to collect, pay, contest, compromise or abandon demands of or against the Trust Estate wherever situated.

                  (i) Trustee Exculpation. No person paying money or other thing in its stead to the Trustee on the Trustee's receipt, shall be liable to see to the application or be answerable for the misapplication or non-application thereof. No Trustee shall be answerable by virtue of or under the Trust reposed by this Agreement, except for his, her or its own actual receipts, willful defaults and abuses of power. No successor Trustee hereunder shall incur any liabilities or responsibilities to any beneficiary hereunder by accepting the accounting rendered and the assets and property delivered to it by any predecessor Trustee.

                  (j) Termination of Small Trust. If at any time the Trustee determines that the Trust is too small in value to justify the expenses and burdens of continued Trust administration, to terminate the Trust and make distribution of the Trust Estate in the same manner as though the Trust was being terminated at the end of its normal term. The Trustee's judgment shall be final, binding and conclusive upon all parties ever interested hereunder, and distribution of the Trust Estate in the manner provided herein shall relieve the Trustee of any further responsibility to such Trust Estate.

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                                       VI.
                               TRUSTEE PROVISIONS

                  (a) Successor Trustee. If any Trustee herein named or appointed as such hereunder, shall die, resign, refuse or be unable to act as Trustee, the successor Trustee shall be such person or persons, including a corporation having the qualifications described in paragraph (d) of this Article, as shall be or have been designated in writing by the Settlor. Additional successor trustees may be named in writing by the Settlor. Any designation of a successor Trustee shall be in writing, shall state the number and order of Trustees to act, shall be revocable (until a designee's acceptance of office) or irrevocable, as stated therein, and shall be delivered to the then acting Trustee of such trust, if any, and to the Trustee or Trustees so designated. No Trustee wherever acting shall be required to give bond or surety or be appointed by or account for the administration of any trust to any court.

                  (b) Incapacity to Act. Any Trustee hereunder shall be considered unable to act as Trustee whenever he is under legal disability, or by reason of illness or mental incapacity is unable to give prompt and intelligent attention to the management of Trust assets. The determination that a Trustee is unable to act as Trustee hereunder shall be made by such Trustee's then personal physician. Any such determination shall be in writing, shall be delivered to the Settlor, to the co-Trustee, if any, and to the successor Trustee herein named or appointed as herein provided, and shall continue until a similar determination that such incapacity has ended, at which time such individual shall be reinstated as a Trustee hereunder.

                  (c) Resignation of Trustee. Any Trustee may resign at any time upon not less than thirty (30) days' prior written notice to the Settlor. to each co-Trustee, if any. and to the successor Trustee, if any, herein named or appointed as herein provided.

                  (d) Removal of Trustee. The Settlor may remove any Trustee then acting as such hereunder upon not less than thirty (30) days' prior written notice to such Trustee for cause shown; provided, however, that simultaneously therewith the Settlor shall appoint a successor Trustee in accordance with the provisions of paragraph (a) of this Article. For purposes of this section, "cause" shall mean and include the inability, or willful or repeated failure or refusal, to perform properly the duties and obligations of the Trustee hereunder.

                  (e) Approval of Accounts. The Settlor may approve the accounts of any Trustee at any time resigning or removed as such hereunder. The approval of such accounts shall he a full and complete discharge of such Trustee and shall have the same effect as if such Trustee had presented and had its account approved by a court of competent jurisdiction.

                  (f) Successor's Acceptance of Office. Any successor Trustee herein named, or appointed as herein provided, shall accept such office upon his or its succession or appointment thereto by a written instrument iii recordable form, duly executed by such successor Trustee and delivered to the Settlor. Upon his or its acceptance of such office, such successor Trustee shall thereby and thereupon be and become vested with all the titles, powers, rights, authorities, immunities, discretion and interests granted to or conferred upon the original Trustee herein named and shall be charged with all the duties and obligations herein mentioned, without

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any further assurance or conveyance whatsoever.

                  (g) Custody of Funds Any Trustee then acting as such hereunder shall take possession and have custody of all moneys, property, documents and instruments pertaining to the trusts hereby created, and shall make all collections, payments and distributions of income and principal as herein provided.

                  (h) Decisions by Majority. If at any time there are more than two Trustees acting as such hereunder, a majority of the Trustees shall have the right to exercise all of the powers vested in the Trustees hereunder. Any act done or performed by any of the Trustees pursuant to written authority or consent signed by a majority of the Trustees then acting shall be binding, final and conclusive upon all of them and upon all persons whomsoever; provided, however, that any Trustee not signing any such written authority or consent shall not be liable or responsible for any loss resulting therefrom. If, at any time during the term of the Trust hereby created, there shall be only two Trustees acting as such hereunder, such Trustees shall act at all times only by mutual agreement.

                  (i) Delegation of Powers. Any individual Trustee, by notice in writing to his co-Trustees, may (i) delegate all his powers and duties to one or more co-Trustees for a specified period of time, or (ii) delegate to one or more co-Trustees the power to sign and endorse checks and execute other instruments. Any person may rely on the written Certification of a co-Trustee that such co-Trustee has the power to act under a delegation of powers from any other Trustee.

                  (j) Trustee's Reliance. In taking any action whatsoever hereunder, the Trustee may rely, and shall be protected in such reliance, upon any notice, certificate, affidavit or other paper or document deemed by it to be genuine, or upon any other evidence deemed by it to be sufficient.

                  (k) Trustee's Acceptance. The Trustee does hereby accept the Trust created by this Agreement. and agrees to act as Trustee in accordance with the terms and provisions hereof.

                  (l) Indemnification of Trustee. The Trustee and its officers, employees and agents shall be paid and shall be protected, indemnified and saved harmless from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature arising from or relating to any action by or any failure to act by the Trustee (and its officers, employees and agents) in accordance with the terms of this Agreement, or the transactions contemplated by this Agreement (including any action by the Trustee on the direction or instruction of Settlor or any failure to act on the part of the Trustee in the absence of directions or instructions by Senior), except to the extent that any such loss, liability. action. suit, judgment, demand, damage or expense is the result of the gross negligence or willful misconduct of the Trustee, its officers, employees or agents. The Trustee shall be reimbursed out of the Trust Estate for the payment of such obligations. To the maximum extent permitted by applicable law, no personal liability whatsoever shall attach to or be incurred by any employee, officer or director of Settlor, as such, under or by reason of the terms or conditions contained in or implied from this Agreement.

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          The Trustee assumes no obligation or responsibility with respect to any action required by this Agreement on the part of Settlor and shall have those responsibilities only as expressly set forth herein.

                  (m) Governing Law; Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS. OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE PERSONS HAVING INTERESTS IN THE TRUST SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ALL ACTIONS OR PROCEEDINGS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN STATE COURTS IN THE STATE OF TEXAS IN THE COUNTY OF DALLAS.

                  (n) Effect of Inoperative, Invalid or Illegal Provision. If any provision in this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (o) Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instruments.

                  (p) Headings, Captions and Titles. The headings employed in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

                  (q) Entire Agreement. This Agreement, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.

                  (r) Notices. Any notice, report, demand, waiver or communication required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

                           If to the Settlor:

                           FIRSTPLUS Financial Group, Inc.
                           1349 Empire Central
                           Suite 1300
                           Dallas, Texas 75247
                           Attention: Chief Executive Officer
                           Facsimile: (214) 231-7690

                           With a copy to:

                           Ronald J. Frappier, Esq
                           Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200


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                           Dallas, Texas 75202
                           Facsimile: (214) 855-4300

                           If to the Trustee:

                           George T. Davis
                           6307 Ramsgate Court
                           Brentwood, Tennessee 37027
                           Facsimile:                   .
                                     ------------------

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands, all on the day and year first above written.

                                     FIRSTPLUS FINANCIAL GROUP, INC.,
                                     Settlor

                                     By:   /s/ Daniel T. Phillips
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     /s/ George T. Davis
                                     -----------------------------------------
                                     George T. Davis, Trustee


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